UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

ARK RESTAURANTS CORP.

(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue
New York, New York 10003

(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 13, 2018, Ark Restaurants Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). The following matters were submitted to a vote of the Company’s shareholders at the Meeting: (i) the election of nine (9) directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified; and (ii) the ratification of the appointment of Cohn Reznick LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year.

At the Meeting, a total of 3,137,179 shares of common stock of the Company (the “Common Stock”) voted in person or by proxy, out of 3,436,681 outstanding shares of Common Stock entitled to vote at the Meeting. Set forth below is the number of votes cast for, against, withheld, abstentions, and broker non-votes as to each matter.

1.	Election of a Board of Nine Directors:

Nomination	For	Withheld	Broker Non-Votes
01 - Michael Weinstein	2,135,799	44,117	957,263
02 - Steven Shulman	2,135,400	44,516	957,263
03 - Robert Stewart	2,136,845	43,071	957,263
04 - Marcia Allen	2,138,046	41,870	957,263
05 - Paul Gordon	2,137,345	42,571	957,263
06 - Bruce R. Lewin	2,136,434	43,482	957,263
07 - Vincent Pascal	2,136,533	43,383	957,263
08 - Arthur Stainman	2,136,534	43,382	957,263
09 - Stephen Novick	2,136,746	43,170	957,263

2.	Ratification of the appointment of Cohn Reznick LLP as independent auditors for the 2017 fiscal year:

For	Against	Abstain
3,131,194	5,350	635

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

/s/ Michael Weinstein
	By:	Name: Michael Weinstein
Title: Chief Executive Officer

Date: March 13, 2018